Exhibit 10.1

Confidential

SHARE PURCHASE AGREEMENT

BY AND AMONG

ZentoAI Intelligent Technology Company Limited,

The Selling Parties named herein,

and

Zenta Group Company Limited

Dated as of September 9, 2026

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of September 9, 2026, is entered into by and among:

(1) ZentoAI Intelligent Technology Company Limited, a company incorporated under the Laws of Macau Special Administrative Region of the People’s Republic of China with registered number 96491SO (the “Company”);

(2) ZentoAI Company Limited, a company incorporated in the Cayman Islands with registered number 400494 (the “Founding Shareholder”);

(3) (i) Ieong Fong Hang, a Macau citizen with Macau SAR identification card number being 7375770(0); (ii) Liu Zhenyu, a PRC citizen with PRC passport number being EJ3251737; (iii) Novacompute Link Limited, a company incorporated in Hong Kong with registered number 79730210; (iv) Cosmix Starlink Technology Co., Limited, a company incorporated in Hong Kong with registered number 77012969; (v) Lucid AI Limited, a company incorporated in Hong Kong with registered number 79737898; (vi) Sen Wei Investment Company Limited, a company incorporated in Macau with registered number 78515SO; (vii) Jin-Niion Innovation Technology Investment Company Ltd, a company incorporated in Macau with registered number 97729SO; (viii) Sindong Investment Company Limited, a company incorporated in Macau with registered number 94413SO; (ix) Cheok Lun Investment Company Limited, a company incorporated in Macau with registered number 78514SO; (x) Zhongdao Investment Company Limited, a company incorporated in Macau with registered number 93554SO (the foregoing Persons, together with the Founding Shareholder, collectively the “Selling Shareholders”, and each a “Selling Shareholder”; and

(4) Zenta Group Company Limited, a company incorporated under the Laws of the Cayman Islands with registered number 398775 (the “Purchaser”).

Each of the parties listed through (1) to (4) above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, as of the date hereof, the Founding Shareholder holds 41.5% equity interest of the Company, Ieong Fong Hang holds 6.0% equity interest of the Company, Liu Zhenyu holds 2.6% equity interest of the Company, Novacompute Link Limited holds 7.1% equity interest of the Company, Cosmix Starlink Technology Co. holds 6.6% equity interest of the Company, Lucid AI Limited holds 7.1% equity interest of the Company, Sen Wei Investment Company Limited holds 6.4% equity interest of the Company, Jin-Niion Innovation Technology Investment Company Ltd holds 6.8% equity interest of the Company, Sindong Investment Company Limited holds 6.6% equity interest of the Company, Cheok Lun Investment Company Limited holds 5.1% equity interest of the Company, and Zhongdao Investment Company Limited holds 4.2% equity interest of the Company.

WHEREAS, the Purchaser desires to acquire, and the Selling Shareholders desire to sell to the Purchaser, subject to the terms and subject to the conditions set forth herein, all equity interest held by the Selling Shareholders in the Company.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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Article 1
Definitions

Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

“Affiliate” means, (a) with respect to any Person that is an individual, his or her Immediate Family Members and (b) with respect to any Person that is not an individual, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning ascribed to it in the Preamble.

“Bulletin 7” means Bulletin No. 7 issued by the PRC State Administration of Taxation (中国国家税务总局) on February 3, 2015, titled “Bulletin on Certain Questions relating to the Enterprise Income Tax of Indirect Transfers of Assets by Non-Resident Enterprises (关于非居民企业间接转让财产企业所得税若干问题的公告)”, and any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

“Business Day” means a day that is not a Saturday or Sunday or any other day on which banks in the PRC, Hong Kong, Macau or the Cayman Islands are required or authorized to be closed.

“Circular 37” means the Circular No. 37 (汇发[2014]37号) issued by the PRC State Administration of Foreign Exchange (中国国家外汇管理局) on July 4, 2014, titled “Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies (国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知)”, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

“Closing” has the meaning ascribed to it in Section 2.3.

“Closing Date” has the meaning ascribed to it in Section 2.3.

“Company” has the meaning ascribed to it in the Preamble.

“Confidential Information” has the meaning ascribed to it in Section 6.2.

“Consent” includes an approval, authorization, exemption, filing, license, order, permission, permit, recording or registration from any Governmental Authority or any other Person.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, franchise, Permit or license (whether written or oral).

“Control” (including the terms “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the management, policies or affairs of such Person, whether through ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.

“Founding Shareholder” has the meaning ascribed to it in the Preamble.

“Government Authority” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

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“Group Companies” means, collectively, the Company and its Subsidiaries from time to time; and each, a “Group Company”.

“HKIAC Rules” has the meaning ascribed to it in Section 9.3(a).

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Immediate Family Members”, with respect to any natural Person, (a) such Person’s spouse, children, parents, grandparents and siblings (in each case whether adoptive or biological), and (b) any other family member who has close relations with such Person.

“Indebtedness” of any Person means, without duplication, (i) the principal of and, accreted value, accrued and unpaid interest, prepayment premiums or penalties and fees and expenses or similar breakage costs or other fees required to be paid under such indebtedness to be satisfied and discharged in full in respect of (A) indebtedness of such Person for borrowed money and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations (contingent or otherwise) of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention in the ordinary course of business consistent with the past practice of such Person; (iii) all capitalized lease obligations; (iv) all obligations and Liabilities payable upon termination of interest rate protection agreements, foreign currency exchange agreements or other interest rate or exchange rate hedging or swap arrangements; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Issue Price” has the meaning ascribed to it in Section 2.2.

“Law” means any foreign, federal, state, municipal or local law, statute, code, ordinance, rule, decree, regulation or any common law of any Government Authority or jurisdiction.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings or investigations (whether civil or criminal, judicial or administrative, at law or in equity, or public or private) by or before a Government Authority.

“Liability” means any indebtedness, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including those arising under any Law, Order, Legal Proceeding or Contract and including all costs and expenses relating thereto.

“Lien” means any lien (including, without limitation, tax lien), encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, restrictive covenant, right of first refusal, right of first offer, easement, servitude or restriction of any kind, including, without limitation on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Long Stop Date” means the date that is one hundred and [twenty (120)] days after the date of this Agreement or such other date as may be mutually agreed between the Purchaser and the Founding Shareholder.

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“Losses” has the meaning ascribed to it in Section 8.2.

“Macau” means Macau Special Administrative Region of the People’s Republic of China.

“Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, Liabilities, operations, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the authority or ability of any Party to consummate the transactions or to perform its obligations contemplated under this Agreement or any other Transaction Documents.

“Order” means any written order, injunction, judgment, decree, legally binding notice, ruling, writ, assessment or arbitration award of a Government Authority.

“Permit” means any approval, authorization, consent, license, permit or certificate of or issued by a Government Authority.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Government Authority or other entity.

“PRC” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong Special Administrative Region of the People’s Republic of China, Macau Special Administrative Region of the People’s Republic of China and Taiwan Islands.

“Purchase Price” has the meaning ascribed to it in Section 2.2.

“Purchased Shares” has the meaning ascribed to it in Section 2.1.

“Purchaser” has the meaning ascribed to it in the Preamble.

“Purchaser Indemnitee” has the meaning ascribed to it in Section 8.2.

“Parties” or a “Party” has the meaning ascribed to it in the Preamble.

“RMB” means Renminbi, the lawful currency of the PRC.

“RS Consideration” means the number of Zenta Restricted Shares issued to the corresponding Selling Shareholder pursuant to Section 2.2.

“SAFE” means the State Administration of Foreign Exchange of the PRC (中国国家外汇管理局).

“SAFE Regulations” means Circular 37 and any other applicable rules, regulations, guidelines and reporting and registration requirements issued by SAFE in connection therewith.

“Selling Shareholders” or a “Selling Shareholder” has the meaning ascribed to it in the Preamble.

“Selling Parties” means the Selling Shareholders and the Founding Shareholder, collectively; and each, a “Selling Party”.

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“Shares” means the shares in the capital of the Company, and each with par value of MOP1.0 per share.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than 50% of the issued and outstanding share capital, voting interests or registered capital.

“Tax” or “Taxes” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Government Authority in connection with any item described in clause (a) above, and (c) any form of transferor liability imposed by any Government Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above.

“Transaction Documents” means this Agreement and any other agreements entered into in writing in connection with the transactions contemplated hereby and thereby.

“US$”, “$” or “USD” means United States dollars, the lawful currency of the United States.

“Warrantors” means collectively, the Selling Parties and the Company.

“Zenta Restricted Shares” means the restricted class A ordinary shares of the Purchaser, and each, with par value of US$0.001 per share, which shall be subject to the restrictions set forth under the Transaction Documents.

Section 1.2 Interpretation and Rules of Construction.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(ii) any reference in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. All Exhibits and Schedules hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(iii) any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(iv) the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

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(v) words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;

(vi) references to any statutory provision or any rule or regulation (whether or not having the force of Law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

(vii) references to any agreement or instrument shall be construed as references to the same as amended, supplemented or novated from time to time;

(viii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded;

(ix) the obligations of each of the Warrantors under the Transaction Documents shall be joint and several, except that the Founding Shareholder shall not be jointly liable for the liabilities of the other Warrantors; and

(x) if the conversion between USD and HKD is necessary for the purposes of this Agreement, unless specifically provided otherwise, such conversion shall be conducted at the exchange rate as reasonably determined by the Purchaser at its sole option when making the relevant payment.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Article 2
Sale and Purchase of Shares

Section 2.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, at the Closing, each Selling Shareholder shall sell to the Purchaser, and the Purchaser shall purchase from each Selling Shareholder, such number and type of Shares set forth opposite such Selling Shareholder’s name under column #2 in Schedule A (the “Purchased Shares”, representing 100% issued and outstanding shares of the Company at the Closing on a fully-diluted and as-converted basis) free and clear of all Liens.

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Section 2.2 Purchase Price. The purchase price for all Purchased Shares shall be an amount equal to the sum of (A) HKD10,000,000 (in the form of cash) (the “Cash Purchase Price”) and US$5,844,490 (in the form of Zenta Restricted Shares) (the “Equity Purchase Price”, together with the Cash Purchase Price, the “Purchase Price”), and the Purchase Price shall be allocated to each Selling Shareholder in accordance with the allocation ratio set forth opposite such Selling Shareholder’s name under column #3 in Schedule A (the “Allocation Ratio”), in each case, subject to the adjustments set forth in this Agreement. For the avoidance of doubt, all of the Equity Purchase Price shall be paid in the form of Zenta Restricted Shares with an issue price of US$0.476 per share (the “Issue Price”), which shall be apportioned among and issued to the Selling Shareholders subject to the adjustments set forth in this Agreement, provided that the Closing shall take place on or prior to the Long Stop Date; if the Closing occurs after the Long Stop Date, the Issue Price shall be adjusted based on the average closing market price of the Purchaser’s shares for the ten (10) trading days preceding the Closing Date or an issue price deemed appropriate by the Purchaser at its sole discretion, and the Selling Shareholders hereby waive any and all rights and powers that they may have to challenge or invalidate the price determined by the Purchaser.

Section 2.3 Closing Date. Subject to the terms and conditions of this Agreement, the sale and purchase of all Purchased Shares as contemplated by this Agreement (the “Closing”) shall take place via the remote exchange of electronic documents and signatures on a date that is no later than the thirtieth (30th) Business Day after the satisfaction or valid waiver of each of the conditions set forth in Article 5 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the Purchaser and each of the Selling Shareholders (the date on which the Closing occurs, the “Closing Date”).

Section 2.4 Closing Deliveries by the Company. At the Closing, the Company shall, and the Selling Parties shall procure the Company to, deliver or cause to be delivered to the Purchaser:

(a) a copy of the register of members of the Company, dated as of the Closing Date and duly certified by the Conservatoria dos Registos Comercial e de Bens Moveis of Macau SAR, evidencing the ownership by the Purchaser of all Purchased Shares, free and clear of all Liens; and

(b) such other documents as the Purchaser may reasonably request to evidence the satisfaction of the conditions set forth in Article 5.

Section 2.5 Closing Deliveries by the Selling Shareholders. At the Closing, each Selling Shareholder shall deliver or cause to be delivered:

(a) to the Company, the original share certificate(s) representing the Purchased Shares of such Selling Shareholder or, if such original share certificate(s) could not be returned to the Company at the Closing, an affidavit and indemnity for lost share certificate in form and substance acceptable to the registered agent of the Company and the Purchaser in respect of the Purchased Shares of such Selling Shareholder; and

(b) to the Purchaser, (i) an instrument of transfer substantially in the form of Exhibit A attached hereto with respect to the Purchased Shares, duly executed by each Selling Shareholder, and (ii) the documents as the Purchaser may reasonably request to evidence the satisfaction of the conditions set forth in Article 5.

Section 2.6 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall, subject to Section 8.4:

(a) deliver to each Selling Shareholder a copy of the relevant page of register of members of the Purchaser, dated as of the Closing Date, evidencing the ownership by such Selling Shareholder of the RS Consideration for such Selling Shareholder;

(b) deliver to each Selling Shareholder an instrument of transfer in the form of Exhibit A attached hereto with respect to the Purchased Shares, duly executed by the Purchaser; and

(c) make payment of the applicable Cash Purchase Price (as set forth in Schedule A) to each Selling Shareholder by wire transfer of immediately available funds to the bank account designated by such Selling Shareholder in the relevant wire transfer instruction, or to each Selling Shareholder per the further instruction given by such Selling Shareholder and accepted by the Purchaser.

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Section 2.7 Tax Matters. The Parties hereby acknowledge, covenant and agree that (i) the Purchaser shall have no obligation to pay any Tax of any nature that is required by applicable Law to be paid by any Selling Party or the Company or any of their respective Affiliates arising out of the transactions contemplated by this Agreement and the other Transaction Documents; (ii) the Selling Parties agree to bear and pay any Tax of any nature that is required by applicable Laws to be paid by it arising out of the transactions contemplated by this Agreement and the other Transaction Documents; and (iii) nothing herein shall be deemed to prevent or restrict the Purchaser from making any Tax reporting or filing that is required or permitted to be made by the Purchaser under applicable Tax Laws (including Bulletin 7).

Section 2.8 Failure to Close. If, at the Closing, any of the Warrantors fails to fully comply with any of its obligations set forth in Section 2.4 and Section 2.5, the Purchaser shall be entitled to, at its sole discretion and by written notice to the other Parties, elect to (without prejudice to any other rights and remedies that may be available to the Purchaser):

(a) proceed to the Closing so far as practicable;

(b) defer the Closing to a date after the originally scheduled Closing Date; or

(c) immediately terminate this Agreement.

Article 3
Warranties of the Warrantors

Each of the Warrantors, severally and jointly, warrants to the Purchaser that each warranty set out in Schedule B-1 is true, accurate, complete and not misleading from the date hereof to the Closing Date as if repeated immediately before Closing (with references to the date of this Agreement being substituted by references to the Closing Date, but except for representations and warranties made as of a specified date, only as of the specified date) by reference to the facts and circumstances then existing; provided that the Founding Shareholder’s liability under this Article 3 and Schedule B-1 shall be limited to breaches of warranties that relate specifically to the Founding Shareholder and its Purchased Shares, and the Founding Shareholder shall not be liable for any breach of any warranty to the extent such breach relates exclusively to any other Warrantor or the Company.

Article 4
Warranties of the Purchaser

The Purchaser warrants to the other Parties that each warranty set out in Schedule B-2 is true, accurate, complete and not misleading from the date hereof to the Closing Date as if repeated immediately before Closing (with references to the date of this Agreement being substituted by references to the Closing Date, but except for representations and warranties made as of a specified date, only as of the specified date) by reference to the facts and circumstances then existing.

Article 5
Conditions to Closing

Section 5.1 Conditions Precedent. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part in its sole discretion):

(a) No Restraint. No proceeding shall have been commenced by or before any Government Authority seeking to restrain or adversely alter the transactions contemplated by the Transaction Documents which would render it impossible or unlawful to consummate such transactions.

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(b) Accuracy of Warranties. The representations and warranties of the Warrantors set forth in Article 3 and Schedule B-1 shall be true, correct and accurate in all respects from the date of this Agreement to the Closing Date as if repeated immediately before Closing (with references to the date of this Agreement being substituted by references to the Closing Date) by reference to the facts and circumstances then existing.

(c) Performance by the Warrantors. Each of the Warrantors having duly performed and complied with, in all respects, the terms, agreements, covenants and conditions required by the Transaction Documents to be performed or complied with by it prior to or at the Closing, and the Purchaser shall have received satisfactory written evidence relating thereto.

(d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(e) Transaction Documents. All Transaction Documents shall have been duly executed and delivered to the Purchaser.

(f) Consents. All Consents (where applicable) required for the execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated hereunder and thereunder shall have been obtained and remain valid and effective as of the Closing Date.

(g) Proceedings and Documents. All corporate and other proceedings, including but not limited to, shareholders resolutions and board resolutions of each of the Warrantors approving its execution (as applicable) of the Transaction Documents and consummation of transactions contemplated hereunder and thereunder, shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received true copies of such documents.

(h) Internal Approval. The Purchaser shall have received the approval of its internal governance body for the consummation by the Purchaser and its Affiliates of the transactions contemplated hereby.

(i) Wire Transfer Instruction. Each Selling Shareholder shall have delivered to the Purchaser a wire transfer instruction containing its bank account information to receive its Cash Purchase Price, or otherwise given other settlement instruction to the Purchaser (which shall be in form and substance acceptable to the Purchaser).

(j) Closing Certificate. The Warrantors shall have delivered to the Purchaser a closing certificate duly signed by each of the Warrantors certifying that the conditions in Section 5.1 have been fulfilled on or prior to the Closing Date.

Section 5.2 Further Assurances. Each Warrantor shall use its best endeavors to cause the conditions set forth in Section 5.1 to be satisfied as soon as practicable after the date of this Agreement. Each Warrantor shall promptly notify the Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant or agreement of any Warrantor in this Agreement or which could have the effect of making any representation or warranty of any Warrantor untrue or incorrect in any respect, and (b) all other developments affecting the assets, Liabilities, business, financial condition, operations, result of operations, client relationships, employee relations, projections or prospects of any Group Company.

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Article 6
Covenants

Section 6.1 Consent and Waiver. As of the Closing, each of the Selling Parties hereby irrevocably and unconditionally covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the Company or any of the other Group Companies, or to seek to recover any amounts in connection therewith or thereunder, regardless of whether pursuant to any matter occurring prior to, at or after the Closing.

Section 6.2 Confidentiality and No-Use of Names. The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) the Purchaser, as appropriate, may disclose any of the Confidential Information to its or its Affiliates’ current or bona fide prospective investors, employees, investment bankers, lenders, Affiliates, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; and (ii) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 6.2, such Party shall, to the extent legally permissible and reasonably practicable, promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Without the written consent of the Purchaser, the other Parties shall not (i) use in advertising, publicity, announcements, or otherwise, the name of the Purchaser or any of its Affiliates, either alone or in combination of, the associated devices and logos of the above brands or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by the Purchaser or any of its Affiliates, and/or (ii) represent, directly or indirectly, that any product or services provided by such Party or its Affiliates has been approved or endorsed by the Purchaser or any of its Affiliates.

Section 6.3 Restrictions on Transfer of Zenta Restricted Shares.

(a) The Selling Shareholders shall not transfer, assign, pledge, encumber or otherwise dispose of any Zenta Restricted Shares except in compliance with this Agreement.

(b) Any transfer or disposal of Zenta Restricted Shares shall be subject to the prior written confirmation from the Purchaser that such transfer complies with this Agreement.

(c) Any purported transfer in violation of this Agreement (including without limitation, this Section 6.3) shall be null and void and shall not be recognized by the Purchaser.

(d) The Purchaser shall not register any transfer of Zenta Restricted Shares in its register of members unless the Purchaser has confirmed that such transfer complies with this Agreement.

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(e) Each certificate representing the Zenta Restricted Shares shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS UNDER A SHARE PURCHASE AGREEMENT DATED September 9, 2026. ANY TRANSFER OF SUCH SHARES NOT IN COMPLIANCE WITH SUCH AGREEMENT SHALL BE VOID AND OF NO EFFECT.”

(f) Each Selling Shareholder agrees to hold the Zenta Restricted Shares in compliance with all applicable SAFE Regulations, and if required by the Purchaser, it shall take all necessary measures to rectify any non-compliance in respect of the applicable SAFE Regulations within the timeframe required by the Purchaser.

Section 6.4 Continuance of Obligations. If any Selling Party fails to fulfil any condition precedent to the Closing or any covenant or agreement that by its terms is to be performed prior to the Closing, then, without prejudice to any other rights and remedies the Purchaser has or may have in respect of such failure, such Selling Party shall continue to perform its obligation under such condition, covenant or agreement after the Closing until it is fully discharged. For the avoidance of doubt, the occurrence of the Closing or the Purchaser’s waiver of any condition precedent to the Closing shall not be deemed to have released, limited, reduced, impaired or suspended the Selling Parties’ obligations under the preceding sentence.

Article 7
Termination

Section 7.1 Termination of Agreement. This Agreement may be terminated at any time as follows:

(a) by mutual written consent of the Parties;

(b) by any Party, if any Law, injunction or order which would render it impossible or unlawful to consummate such transactions shall be in effect and shall have become final and non-appealable;

(c) by the Purchaser:

(i) if the Closing has not been consummated on or prior to the Long Stop Date;

(ii) if there has been a material breach of any representations, warranties, covenants or agreements made by any Warrantor; or

(iii) pursuant to Section 2.8.

(d) by the Founding Shareholder:

(i) if there has been a material breach of any representations, warranties, covenants or agreements made by the Purchaser; or

(ii) if the Purchaser fails to pay the applicable Purchase Price to such Founding Shareholder pursuant to the terms hereof, and the applicable Purchase Price remains unpaid within thirty (30) days after such Purchase Price becomes due and payable.

Section 7.2 Procedure Upon Termination. In the event of termination by relevant Party(ies) pursuant to Section 7.1, written notice of such termination shall forthwith be given to the other Parties, and this Agreement shall thereupon terminate without further action by any Party.

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Section 7.3 Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 7.1, (i) each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any Party, and (ii) each Selling Shareholder shall promptly cooperate with the Purchaser to return or transfer back to the Purchaser all Zenta Restricted Shares previously issued to such Selling Shareholder, and the Selling Shareholders shall execute all documents and take all actions necessary to effect the cancellation or retransfer of such shares; provided, that (i) no such termination shall relieve any Party hereto from liability for a breach of any of its covenants or agreements or its representations and warranties contained in this Agreement prior to the date of termination, and (ii) if such termination is caused by a breach of any of covenants or agreements or any of representations and warranties of a Party, the breaching Party shall compensate the other Parties all costs and expenses incurred in connection with the negotiation and execution of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby; and provided, further, that Section 6.2, this Section 7.3, Article 8 and Article 9 shall survive any such termination; and provided, further, that if any Selling Shareholder fails to comply with the above obligation, the Purchaser shall have the right to cancel such Zenta Restricted Shares in its register of members and take any necessary action to reflect such cancellation.

Article 8
Indemnification

Section 8.1 Survival. The warranties, the covenants and agreements of each Party set forth in this Agreement shall survive the Closing.

Section 8.2 General Indemnification. Each Warrantor shall, jointly and severally, indemnify and hold harmless the Purchaser, its Affiliates (for the avoidance of doubt, which shall, after the Closing, include the Company), the directors, employees, agents and representatives of the Purchaser or any of Affiliates, and the successors and assigns of the Purchaser and its Affiliates (each, a “Purchaser Indemnitee”) from and against any losses, Liabilities, damages, Liens, penalties, costs and expenses, including but without limitation reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (collectively, “Losses”) actually incurred or suffered by such Purchaser Indemnitee as a result of, arising out of or in connection with (A) any breach of, or inaccuracy in, any representation or warranty made by a Warrantor in any of the Transaction Documents and (B) any breach or violation of, or failure to perform, any covenants or agreements made, and to be performed by such Warrantor, in any of Transaction Documents.

Section 8.3 Joint and Several. The Parties hereby agree that, for purpose of this Article 8, the obligations of each of the Warrantors under the Transaction Documents shall be joint and several; provided that, notwithstanding anything to the contrary under this Agreement, the Founding Shareholder shall not be jointly liable for the liabilities of the other Warrantors.

Section 8.4 Rights of Deduction. Notwithstanding anything herein to the contrary, the Purchaser and/or any of its Affiliates shall be entitled to deduct any amounts payable by the Selling Parties to the Purchaser and/or any of its Affiliates (the “Deductible Amounts”) pursuant to the Transaction Documents (including Article 8 hereof) or any applicable Law from any amount payable by the Purchaser and/or any of its Affiliates to any Selling Parties under the Transaction Documents, including without limitation to repurchase from any Selling Shareholder such number of RS Consideration that have been vested to the relevant Selling Parties at par value, where the per share valuation of such Zenta Restricted Share shall be the Issue Price.

Section 8.5 Indemnification Non-Exclusive. For the avoidance of doubt, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any Party or Purchaser Indemnitee may otherwise have.

12

Section 8.6 Investigation. For the avoidance of doubt, the right to indemnification will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by any Purchaser Indemnitee at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by a Party hereto or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification hereunder based on any such representation, warranty, covenant or agreement. No Purchaser Indemnitee shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Purchaser Indemnitee to be entitled to indemnification hereunder.

Article 9
Miscellaneous

Section 9.1 Expenses. Except as otherwise provided under this Agreement, each Party shall bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby.

Section 9.2 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong (without giving effect to any choice of law principles thereof that would cause the application of the laws of another jurisdiction).

Section 9.3 Arbitration.

(a) Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the Hong Kong International Arbitration Center Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules. The HKIAC Rules are deemed to be incorporated by reference to this clause. The tribunal shall be comprised of three arbitrators. The Purchaser, on the one hand, and the Selling Parties, on the other hand, shall each nominate one arbitrator and the third, who shall serve as president of the tribunal, shall be nominated by the party-nominated arbitrators. The arbitration shall be conducted in Chinese. Each Party irrevocably and unconditionally consents to such arbitration as the sole and exclusive method of resolving any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, other than any proceedings to seek the remedies of specific performance as contemplated by Section 9.5.

(b) The award of the arbitral tribunal shall be final and binding on the Parties. The Parties agree that they will not have recourse to any judicial proceedings, in any jurisdiction whatsoever, for the purpose of seeking appeal, annulment, setting aside, modification or any diminution or impairment of its terms or effect insofar as such exclusion can validly be made. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

Section 9.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the other Transaction Documents represent the entire understanding and agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any agreement on the part of any Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

13

Section 9.5 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to specific performance of the terms hereof. It is accordingly agreed that prior to such termination, each Party shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to enforce specifically (without proof of actual damages or harm, and not subject to any requirement for the securing or posting of any bond in connection therewith) such terms and provisions of this Agreement, this being in addition to any other remedy to which each Party is entitled at law or in equity.

Section 9.6 Notices. All notices and other communications under this Agreement shall be in writing to the Parties and shall be deemed effectively given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by fax (with written confirmation of transmission) or email (provided that the sender of email shall not have received any message that such email was not timely delivered) or (iii) two Business Days following the day sent by overnight courier (with written confirmation of receipt), in each case to the notice information (or to such other notice information as a party may have specified by notice given to the other party pursuant to this provision) as set forth in Schedule C. A Party may change or supplement the notice information given above, or designate additional notice information, for purposes of this Section 9.6 by giving the other Parties written notice of the new notice information in the manner set forth above.

Section 9.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that each Purchaser Indemnitee shall have the right to enforce the relevant terms of this Agreement by reason of the Contracts (Rights of Third Parties) Ordinance (Cap. 623) of the Laws of Hong Kong, subject to (i) the rights of the Parties to amend or vary this Agreement without the consent of the Persons referred above, and (ii) the terms and conditions of this Agreement.

Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.9 Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise by any of the Parties without the prior written consent of the other Parties; provided, however, the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Any counterpart or signature of a party delivered by facsimile, email or similar electronic transmission pursuant to which the signature of (or on behalf of) such party can be seen shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by such party.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Company:

ZentoAI Intelligent Technology Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Founding Shareholder:

ZentoAI Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Ieong Fong Hang

By:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Liu Zhenyu

By:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Novacompute Link Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Cosmix Starlink Technology Co.

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Lucid AI Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Sen Wei Investment Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Jin-Niion Innovation Technology Investment Company Ltd

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Sindong Investment Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Cheok Lun Investment Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Selling Shareholder:

Zhongdao Investment Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Purchaser:

Zenta Group Company Limited

By:
Name:
Title:

Signature Page to Share Purchase Agreement – ZentoAI Intelligent Technology Company Limited

Schedule A
Purchased Shares and Purchase Price

Column #1	Column #2	Column #3
Selling Shareholder	Purchased Shares	Allocation Ratio	Cash Purchase Price	Equity Purchase Price	Corresponding Zenta Restricted Shares
ZentoAI Company Limited	41,500 Shares	41.5%	HKD 4,150,000	US$ 2,425,463	5,095,511 shares
Ieong Fong Hang	6,000 Shares	6.0%	HKD 600,000	US$ 350,669	736,700 shares
Liu Zhenyu	2,600 Shares	2.6%	HKD 260,000	US$ 151,957	319,237 shares
Novacompute Link Limited	7,100 Shares	7.1%	HKD 710,000	US$ 414,959	871,762 shares
Cosmix Starlink Technology Co.	6,600 Shares	6.6%	HKD 660,000	US$ 385,737	810,371 shares
Lucid AI Limited	7,100 Shares	7.1%	HKD 710,000	US$ 414,959	871,762 shares
Sen Wei Investment Company Limited	6,400 Shares	6.4%	HKD 640,000	US$ 374,047	785,814 shares
Jin-Niion Innovation Technology Investment Company Ltd	6,800 Shares	6.8%	HKD 680,000	US$ 397,425	834,927 shares
Sindong Investment Company Limited	6,600 Shares	6.6%	HKD 660,000	US$ 385,737	810,371 shares
Cheok Lun Investment Company Limited	5,100 Shares	5.1%	HKD 510,000	US$ 298,069	626,195 shares
Zhongdao Investment Company Limited	4,200 Shares	4.2%	HKD 420,000	US$ 245,468	515,690 shares
Total	100,000 Shares	/	HKD 10,000,000	US$ 5,844,490	12,278,340 shares

Schedule A

Schedule B-1
Warranties of the Warrantors

Each of the Warrantors, severally and jointly, warrants to the Purchaser that each warranty set out in Schedule B-1 is true, accurate and not misleading from the date hereof to the Closing Date as if repeated immediately before Closing (with references to the date of this Agreement being substituted by references to the Closing Date, but except for representations and warranties made as of a specified date, only as of the specified date) by reference to the facts and circumstances then existing; provided that the Founding Shareholder’s liability under this Schedule B-1 shall be limited to breaches of warranties that relate specifically to the Founding Shareholder and its Purchased Shares, and the Founding Shareholder shall not be liable for any breach of any warranty to the extent such breach relates exclusively to any other Warrantor or the Company.

1. Organization, Good Standing and Qualification. Each of the Warrantors is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations under each of the Transaction Documents. Each of the Warrantors is qualified to do business in the manner presently conducted and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction. There is no pending Legal Proceedings against any of the Warrantors, and no Legal Proceedings have been initiated by or against any such Person for the liquidation, winding-up, striking off or dissolution of any such Person or for the appointment of a liquidator, receiver, trustee or similar officer of any such Person or of all or any of its assets, in any jurisdiction.

2. Authorization. Each of the Warrantors has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Warrantors and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Warrantors. This Agreement has been, and each of the other Transaction Documents to which any Warrantor is a party will be at or prior to the Closing, duly and validly executed and delivered by such Warrantor and this Agreement constitutes, and the other Transaction Documents to which such Warrantor is a party will constitute, the legal, valid and binding obligations of such Warrantor, enforceable against it in accordance with their respective terms.

3. Conflicts; Consents of Third Parties.

(a) None of the execution, delivery and performance by any of the Warrantors of this Agreement or the other Transaction Documents to which such Warrantor is a party, the consummation of the transactions contemplated hereby or thereby, or compliance by such Warrantor with any of the provisions hereof or thereof will breach or conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) or loss of a benefit under, or give rise to a right of termination, consent or cancellation or increase in any fee, liability or obligation under, any provision of (i) the memorandum and articles of association or comparable organizational documents of any Warrantor; (ii) any Contract to which it is a party or any of its Permits; (iii) any Order applicable to any Warrantor or by which any of the properties or assets of any Warrantor are bound; or (iv) any applicable Law.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Government Authority or any other Person is required on the part of any Warrantor in connection with the execution and delivery of this Agreement or the other Transaction Documents or the compliance by any Warrantor with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

Schedule B-1

4. Capitalization.

(c) As of the date hereof, the Founding Shareholder holds 41.5% equity interest of the Company, Ieong Fong Hang holds 6.0% equity interest of the Company, Liu Zhenyu holds 2.6% equity interest of the Company, Novacompute Link Limited holds 7.1% equity interest of the Company, Cosmix Starlink Technology Co. holds 6.6% equity interest of the Company, Lucid AI Limited holds 7.1% equity interest of the Company, Sen Wei Investment Company Limited holds 6.4% equity interest of the Company, Jin-Niion Innovation Technology Investment Company Ltd holds 6.8% equity interest of the Company, Sindong Investment Company Limited holds 6.6% equity interest of the Company, Cheok Lun Investment Company Limited holds 5.1% equity interest of the Company, and Zhongdao Investment Company Limited holds 4.2% equity interest of the Company.

(d) There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind to which any Warrantor is a party or by which any of them is bound obligating any of them (i) to issue, deliver or sell, or refrain from issuing, delivering or selling, any equity securities of the Company, or to grant, extend or enter into any such option, right or agreement, (ii) to repurchase, redeem or otherwise acquire, or to refrain from repurchasing, redeeming or otherwise acquiring, any equity securities of the Company, or to grant, extend or enter into any such option, right or agreement or (iii) to vote, or to refrain from voting, any equity securities of the Company. No Warrantor is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the registration of, any share or other security of the Company.

5. Options. There is no outstanding ordinary shares, preferred shares, any other shares or equity of the Company, or any securities convertible into or exercisable or exchangeable for any of the foregoing, or any other options, warrants, rights (including conversion or preemptive rights and rights of first refusal), subscriptions, or other rights, proxy or shareholders agreements or Contracts of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire or to compel the Company to issue, repurchase or redeem any share or other securities of the Company. Except as contemplated by this Agreement, the Company is not a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the registration of, any share or other security of the Company.

6. Ownership of the Purchased Shares. Each of the Selling Shareholders is the record and beneficial owner of the applicable Purchased Shares, free and clear of all Liens, and such Selling Shareholder has the power to sell, transfer, assign and deliver its Purchased Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of all Liens. Each Purchased Share is duly authorized, validly issued, fully paid, non-assessable, and free and clear of all Liens. There is no and has been no entrustment arrangement or dispute (including but not limited to those pending or threatened) in relation to any of the Purchased Shares.

7. Litigation. There is no Legal Proceedings against any Warrantor, pending or threatened, including but not limited to any Legal Proceedings that questions the validity of the Transaction Documents, the right of any Warrantor to enter into the Transaction Documents to which such Warrantor is a party, the rights and obligations of any Warrantor to consummate the transactions contemplated by such Transaction Documents. There is no Order in effect against any Warrantor. There is no Legal Proceedings initiated by any Warrantor pending or which any of them intends to initiate.

Schedule B-1

8. SAFE Regulations. The Warrantors have complied with applicable SAFE Regulations and have obtained all requisite approvals required under the SAFE Regulations, and such approvals have been duly and lawfully obtained and are in full force and effect, and there exist no grounds on which any such Approval may be cancelled or revoked or any Warrantor may be subject to liability or penalties for misrepresentations or failures to disclose information to the issuing SAFE or the applicable bank. None of the Warrantors has received any oral or written inquiries, notifications, orders or any other forms of correspondence from SAFE or the applicable bank with respect to any actual or alleged non-compliance with the SAFE Regulations.

9. Full Disclosure. Each of the Warrantors has provided the Purchaser and its advisers in this deal with all the information the Purchaser and/or its advisers have requested for deciding whether to conduct the transactions under the Transaction Documents. No representation or warranty in any Transaction Documents or in due diligence investigation or in any oral or written statement or certificate furnished or to be furnished by the Warrantors to the Purchaser prior to or pursuant to the Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

10. No Broker. No broker, finder or investment banker is entitled to receive from any Warrantor any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Warrantor.

Schedule B-1

Schedule B-2
Warranties of the Purchaser

The Purchaser warrants to the other Parties that each warranty set out in Schedule B-2 is true, accurate and not misleading from the date hereof to the Closing Date as if repeated immediately before Closing (with references to the date of this Agreement being substituted by references to the Closing Date, but except for representations and warranties made as of a specified date, only as of the specified date) by reference to the facts and circumstances then existing.

1. Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the Laws of the Cayman Islands.

2. Authorization. The Purchaser has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the other Transaction Documents to which the Purchaser is a party will be at or prior to the Closing, duly and validly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the other Transaction Documents to which the Purchaser is a party will constitute, the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

Schedule B-2

Schedule C
Notice Information

1. If to the Purchaser, to:

Attention:	Henry Ng
Address:	89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands
Email:	henry.ng@zenta.mo
Tel:	+853 66399530

2. If to the Selling Parties, to:

Attention:	Stella Chan
Address:	89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands
Email:	fhieong@gmail.com
Tel:	+853 975152

3. If to the Company, to:

Attention:	Benson Ieong
Address:	Unit M, 13/F, Macau Square, No. 47, Ave. do Infante D. Henrique, Macau
Email:	benson.ieong@zenta.mo
Tel:	+853 66675966

Schedule C

EXHIBIT A
FORM OF INSTRUMENT OF TRANSFER

INSTRUMENT OF TRANSFER

========================

ZentoAI Intelligent Technology Company Limited

========================

We, [*] (the “Transferor”), for value received, do hereby transfer to Zenta Group Company Limited (the “Transferee”), a company incorporated under the laws of the Cayman Islands with registered number 398775, [*] shares of par value MOP1.0 each standing in our name of ZentoAI Intelligent Technology Company Limited, a company incorporated under the laws of Macau Special Administrative Region of the People’s Republic of China with registered number 96491SO.

The Transferee does hereby agree to take the said shares.

Date: [*], 2026

IN WITNESS WHEREOF, this Instrument of Transfer has been executed on the date above written.

Transferor:

[*]

By:

Transferee:

Zenta Group Company Limited

By:

Exhibit A